Exhibit 99.2

AGAPE ATP CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2020

		Agape Superior
	Agape ATP Corporation	Living Sdn. Bhd.	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,588,207	$1,206,493	$-		$3,794,700
Accounts receivable - related party	523,141	-	(523,141)	(b)	-
Other receivables	-	33,210	-		33,210
Other receivables - related parties	-	219,121	-		219,121
Inventories	-	616,880	(26,635)	(c)	590,245
Amount due from a related party	2,227	-	-		2,227
Prepaid taxes	-	1,206,821	-		1,206,821
Prepayments and deposits	304,993	318,267	-		623,260
Amount due from a director	656,495	-	(656,495)	(a)	-
Total current assets	4,075,063	3,600,792	(1,206,271)		6,469,584

OTHER ASSETS
Property and equipment, net	-	325,648	-		325,648
Intangible assets, net	-	6,686	-		6,686
Investment in marketable securities	48,202	-	-		48,202
Investment in non-marketable securities	1,500	-			1,500
Deferred taxes asset, net	-	172,250	-		172,250
Total other assets	49,702	504,584	-		554,286

TOTAL ASSETS	$4,124,765	$4,105,376	$(1,206,271)		$7,023,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - related party	$-	$491,628	$(491,628)	(b)	$-
Customer deposits	-	1,600,606	-		1,600,606
Other payables and accrued liabilities	97,459	209,096	-		306,555
Total current liabilities	97,459	2,301,330	(491,628)		1,907,161

TOTAL LIABILITIES	97,459	2,301,330	(491,628)		1,907,161

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-	-		-
Common stock, par value $0.0001; 1,000,000,000 shares authorized, 376,452,047 shares issued and outstanding	37,628	-	17	(a)	37,645
Ordinary shares, no par value, 9,590,598 shares issued and outstanding	-	2,372,008	(2,372,008)	(a)	-
Additional paid-in capital	5,293,082	-	1,147,534	(a)	6,440,616
Accumulated deficit	(1,320,959)	(542,428)	542,428	(a)	(1,347,594)
			(26,635)	(c)
Accumulated other comprehensive income (loss)	17,555	(25,534)	25,534	(a)	(13,958)
			(31,513)	(b)
TOTAL STOCKHOLDERS’ EQUITY	4,027,306	1,804,046	(714,643)		5,116,709

TOTAL STOCKHOLDERS’ EQUITY AND LIABILITIES	$4,124,765	$4,105,376	$(1,206,271)		$7,023,870

AGAPE ATP CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Three Months Ended March 31, 2020

		Agape Superior
	Agape ATP Corporation	Living Sdn. Bhd.	Pro Forma Adjustments	Note	Pro Forma Combined

REVENUE	$-	$1,241,252	$-		$1,241,252

COST OF REVENUE	-	(111,489)	11,636	(a)	(99,853)

GROSS PROFIT	-	1,129,763	11,636	(a)	1,141,399

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(159,516)	(884,767)	-		(1,044,283)

(LOSS) INCOME FROM OPERATIONS	(159,516)	244,996	11,636		97,116

TOTAL OTHER INCOME/(EXPENSES), NET	(72,234)	3,413	-		(68,821)

NET LOSS (INCOME) BEFORE INCOME TAXES	(231,750)	248,409	11,636		28,295

PROVISION FOR INCOME TAXES	-	(50,833)	-		(50,833)

NET (LOSS) INCOME	(231,750)	197,576	11,636		(22,538)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	7,770	(101,171)	-		(93,401)

COMPREHENSIVE (LOSS) INCOME	$(223,980)	$96,405	$11,636		$(115,939)

(LOSS) EARNINGS PER SHARE
Basic and diluted	$0.00	$1.12			$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	376,275,500	176,547			376,452,047

AGAPE ATP CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2019

		Agape Superior
	Agape ATP Corporation	Living Sdn. Bhd.	Pro Forma Adjustments	Note	Pro Forma Combined

REVENUE	$-	$4,139,359	$-		$4,139,359
REVENUE - INTERCOMPANY	1,290,131	-	(1,290,131)	(a)	-

COST OF REVENUE	(1,200,829)	(857,250)	1,251,860	(a)	(806,219)

GROSS PROFIT	89,302	3,282,109	(38,271)	(a)	3,333,140

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(489,724)	(4,678,023)	-		(5,167,747)

LOSS FROM OPERATIONS	(400,422)	(1,395,914)	(38,271)		(1,834,607)

TOTAL OTHER INCOME (EXPENSES), NET	(322,670)	24,196	-		(298,474)

LOSS BEFORE INCOME TAXES	(723,092)	(1,371,718)	(38,271)		(2,133,081)

BENEFIT FOR INCOME TAXES	6,965	312,224	-		319,189

NET LOSS	(716,127)	(1,059,494)	(38,271)		(1,813,892)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	11,079	(5,471)	-		5,608

COMPREHENSIVE LOSS	$(705,048)	$(1,064,965)	$(38,271)		$(1,808,284)

LOSS PER SHARE
Basic and diluted	$0.00	$(6.00)			$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	376,275,500	176,547			376,452,047

Note 1 — Description of Transactions

On May 8, 2020, Agape ATP Corporation (“AATP” or the “Company”) entered into a Share Exchange Agreement with Mr. How Kok Choong, CEO and director of the Company to acquire 9,590,596 ordinary shares, no par value, equivalent to approximately 99.99% of the equity interest in Agape Superior Living Sdn Bhd (“ASL”), an entity incorporated in Malaysia for $1,714,003 (the “Business Combination”). The purchase consideration represented the net asset carrying value of the ASL as of March 31, 2020 from its internal financial statements. The payment, net of the amount due from Mr. How Kok Choong of $656,495 as of March 31, 2020 arising from the purchase of the Company’s non-marketable security, will be satisfied together with the issuance of 162,694 shares of the Company’s common stock. Upon completion, the number of shares of common stock of the Company will be increased from 376,275,500 to 376,438,194, equivalent to approximately 0.0432% increase of the total issued and outstanding common stock of the Company after the issuance of the additional shares, which was valued at $1,057,508 based on the closing price of $6.50 of the Company at March 31, 2020.

In June 2020, ASL made certain adjustments to its March 31, 2020 financial statements. As a result, the net assets carrying value increased by $90,043. On July 1, 2020, the Company entered into a supplemental agreement share exchange agreement to the May 8, 2020 Share Exchange Agreement with Mr. How Kok Choong, CEO and director of the Company, to issue additional 13,853 shares of the Company, which was valued at $90,043 based on the closing price of $6.50 of the Company at March 31, 2020. Upon completion of the additional allotment and issuance of common stock, the number of shares of common stock of the Company will be increased from 376,275,500 to 376,452,047, equivalent to approximately 0.0469% of the total issued and outstanding shares in the Company after the issuance of the Shares, which is valued at $1,147,551 based on the closing price of $6.50 of the Company as quoted on the OTC Market on March 31, 2020.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination will be accounted for as acquisition of business under common control at carrying value in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 was derived from the Company’s unaudited consolidated balance sheet, and ASL’s unaudited balance sheet, as of March 31, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 assumes that the Business Combination were completed on March 31, 2020.

The unaudited pro forma condensed combined statement of operations and comprehensive loss information for the three months ended March 31, 2020 was derived from the Company’s unaudited consolidated statement of operations and comprehensive loss and ASL’s unaudited statements of operations and comprehensive loss for the three months ended March 31, 2020. The unaudited pro forma condensed combined statement of operations and comprehensive loss information for the year ended December 31, 2019 was derived from the Company’s unaudited consolidated statement of operations and comprehensive loss and ASL’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2019 and gives pro forma effect to the Business Combination as if they had occurred on January 1, 2019.

Note 3 — Notes and Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet consist of the following:

(a)	Reflects the transaction effect the acquisition of 9,590,596 ordinary shares of Agape Superior Living Sdn. Bhd. (“ASL”) with total consideration of $1,804,046 (approximately MYR 7.8 million), of which, $656,495 (approximately MYR 2.8 million) to be offset with receivable from Mr. How Kok Choong, the CEO and director of AATP and 176,547 shares of common stock of AATP to be issued determined using the closing price of AATP on March 31, 2020 at $6.5 per share, valued at $1,147,551.

(b)	Reflects the elimination of intercompany receivable and payable balances.

(c)	Reflects the elimination of intercompany gross profit generated from sales of AATP to ASL remained at ASL inventories.

Note 4 — Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss

The pro forma adjustments to the unaudited pro forma condensed combined statements of operations and comprehensive loss consist of the following:

(a)	Reflects the elimination of intercompany gross profit generated from sales of AATP to ASL.